UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________
FORM 8-K
________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2014
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Oaktree Capital Group, LLC
(Exact name of registrant as specified in its charter)
________________

Delaware	001-35500	26-0174894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, California		90071
(Address of principal executive offices)		(Zip Code)
(213) 830-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On June 12, 2014, Oaktree Capital Group, LLC issued a press release announcing that it has received commitments from certain accredited investors (collectively, “the Investors”) to purchase $250 million of senior notes (the “Notes”) of its indirect subsidiaries Oaktree Capital Management, L.P. (the “Issuer”), and Oaktree Capital I, L.P., Oaktree Capital II, L.P. and Oaktree AIF Investments, L.P. (the “Guarantors” and together with the Issuer, the “Obligors”) with maturities ranging from 10 to 15 years. The Notes are senior unsecured obligations of the Obligors, jointly and severally guaranteed by the Guarantors. The Issuer intends to use the proceeds from the sale of the Notes for working capital and general corporate purposes. The offering of the Notes is expected to close on September 3, 2014.
The offer and sale of the Notes will be made solely in private placement transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.
A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release of Oaktree Capital Group, LLC, dated June 12, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2014	OAKTREE CAPITAL GROUP, LLC

	By:	/s/ David M. Kirchheimer
Name: David M. Kirchheimer
Title: Chief Financial Officer, Chief Administrative Officer and Principal